Exhibit 5.1

Yuval Horn, Keren Kanir*, Roy Ribon, Ohad Mamann, Orly Sternfeld, Paz Abercohen,
Danielle Wassner, Shimrit Roznek, Yonatan Levinstein, Assaf Unger, Uri Dotan, Maya Weiss Donin,
Victoria Zilberman, Alon Shafrir, Tal Gazanda, Anat Polyachenko, Shira Brami, Yuval Haddad

* Also admitted in New York

Tel-Aviv, August 22, 2019
Ref: 1513/21

To:

Therapix Biosciences Ltd.

HaShahar Tower, 16th Floor

Givatayim 5320047, Israel

Ladies and Gentlemen:

Re: Registration Statement on Form F-3

1.      We have acted as Israeli legal counsel to Therapix Biosciences Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the Company’s resale registration statement on Form F-3 being filed on August 22, 2019 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus which forms a part of and is included in the Registration Statement (the “Prospectus”), covering the manner in which certain institutional investors, identified in the Prospectus (the “Selling Shareholders”), may offer for resale from time to time up to (in the aggregate) 491,781 American Depositary Shares (“ADSs”), each representing forty (40) ordinary shares of par value NIS 0.10 per share of the Company (“Ordinary Shares” or “Shares”; and together with the ADSs – the “Securities”), upon the exercise of warrants to purchase up to an aggregate of 491,781 ADSs (representing 19,671,240 Ordinary Shares) (the “Warrants”), pursuant to definitive securities purchase agreements entered into on March 28, 2019 between the Company and the Selling Shareholders (the “Securities Purchase Agreements”).

2.      In connection with this opinion, we have examined and relied upon the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement on Form F-3 to which this opinion is attached as an exhibit and all exhibits thereto; (ii) a copy of the articles of association of the Company as amended (the “Articles”), as currently in effect; (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement and other actions to be taken in connection therewith; and (iv) such other statutes, regulations, corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. As to matters of fact relevant to our opinion, we have relied exclusively, without independent investigation or verification, upon statements, certificates or comparable documents of officers and representatives of the Company.

3.      In such examination, we have assumed, without independent investigation: (i) the authenticity and completeness of all documents submitted to us as originals, (ii) the conformity to original documents of all documents, photocopies, conformed copies, email or facsimiles submitted to us, as certified confirmed as photostatic copies and the authenticity of the originals of such latter documents, (iii) the genuineness of all signatures and the legal capacity and due authenticity of all persons executing such. We have assumed the same to have been properly given and to be accurate, and we have assumed the truth of all facts communicated to us by the Company, and have assumed that all consents, minutes and protocols of meetings of the Board, committees of the Board and shareholders which have been provided to us are true, accurate and have been properly prepared in accordance with the Company's incorporation documents and all applicable laws.

4.      We have assumed further, that while the Warrants are governed by and construed in accordance with the laws of the State of New York, when exercised (if at all), the Warrants shall comply with and will not be violating the laws of the State of New York. We have assumed further, that pursuant to which any of the Securities may be issued, the Warrants will be valid and constitute legally binding obligation between the Company and such Selling Shareholders, enforceable against such parties in accordance with its terms, and that at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established in conformity with the Company’s then operative Articles of Association and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

5.      Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, nor examined the records of courts, administrative tribunals, or any other similar entity in connection with our opinions expressed herein, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.

6.      This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

7.      Members of our firm are admitted to the Bar in the State of Israel, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than the laws of the State of Israel. This opinion letter is rendered as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we disclaim any obligation and undertake no duty to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any jurisdiction, court or administrative agency other than those of the State of Israel.

8.      Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that:

a.	The Company is a corporation duly incorporated and validly existing under the laws of the State of Israel.
b.	With respect to the Ordinary Shares, assuming that (i) when issued, the then Company’s authorized share capital is sufficient; (ii) the effectiveness (without termination or rescindment) of the Registration Statement (including any post-effective amendments, if any), under the Securities Act, and (iii) receipt by the Company of the exercise price therefor and any such cash proceeds in such amount and form as provided for in the Securities Purchase Agreements, in accordance with and in the manner described in the Registration Statement and the provisions of any such Warrant, pursuant to which the Shares may be issued and sold, such Shares will be validly issued, fully paid and non-assessable.

9.      The opinions set forth above are further subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and the availability of remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law); (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution may be limited by Israeli or United States federal or state securities laws and/or the public policy underlying such laws; (iv) the remedies of specific performance and injunctive and other forms of injunctive relief may be subject to equitable defences; (v) the effect of statute of limitations; and (vi) we express no opinion concerning the enforceability of any waiver of rights or defences with respect to stay, extension or usury laws.

 10.   We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to our firm in the section of the Registration Statement entitled “Legal Matters” and “Enforceability of Civil Liabilities”. By giving our consent, we do not admit that we are “experts” within the meaning of such term as used in the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act , as amended or the rules and regulations promulgated thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

11.   This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside of the State of Israel.

Yours sincerely,

/s/ Horn & Co. - Law Offices